Exhibit 99.2
Joint Filer Information

Name: 		Greenlight Capital, L.L.C.

Address:		420 Lexington Avenue, Suite 1740
		New York, NY 10170

Designated Filer:	David Einhorn

Issuer & Ticker Symbol:	Ag Services of America, Inc.

Date of Event Requiring Statement: July 14, 2003

Signature: 	GREENLIGHT CAPITAL, L.L.C.

		By:/s/ DAVID EINHORN
	David Einhorn, Managing Member




Name: 		Greenlight Capital, Inc.

Address:		420 Lexington Avenue, Suite 1740
		New York, NY 10170

Designated Filer:	David Einhorn

Issuer & Ticker Symbol:	Ag Services of America, Inc.

Date of Event Requiring Statement: July 14, 2003

Signature: 	GREENLIGHT CAPITAL, Inc.

		By:/s/ DAVID EINHORN
	David Einhorn, President
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